UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

Shutterstock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor
New York, New York 10118
(Address of principal executive offices, including zip code)

(646) 419-4452 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Each of the following executive officers of Shutterstock, Inc. (the “Company”) have informed the Company that, as of February 28, 2014, he entered into a pre-arranged stock trading plan to sell shares of the Company’s Common Stock: Thilo Semmelbauer (President and Chief Operating Officer), Timothy E. Bixby (Chief Financial Officer) and James Chou (Chief Technology Officer). Their trading plans are designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934.

Mr. Semmelbauer further advised the Company that his plan provides for selling up to 60,000 shares (subject to, among other things, the volume limitations imposed by applicable securities regulations), which represents approximately 15% of his current holdings of the Company’s Common Stock.

Mr. Bixby further advised the Company that his plan provides for selling up to 60,000 shares (subject to, among other things, the volume limitations imposed by applicable securities regulations), which represents approximately 20% of his current holdings of the Company’s Common Stock and options to purchase Common Stock.

Mr. Chou further advised the Company that his plan provides for selling up to 19,750 shares (subject to, among other things, the volume limitations imposed by applicable securities regulations), which represents approximately 14% of his current holdings of the Company’s Common Stock and options to purchase Common Stock.

Each of the trading plans provides for sales of specified share amounts at specified market prices, subject to certain limitations. Sales pursuant to the trading plans are expected to begin as early as May 1, 2014 and will end no later than July 31, 2015. The trading plans may terminate sooner in accordance with their terms.

Each of Messrs. Semmelbauer, Bixby and Chou have informed the Company that their sale of shares is being done for asset diversification, tax and estate planning, and charitable giving purposes.

In accordance with Rule 10b5-1, officers and directors of a public company may adopt a plan for selling stock of the public company. The plan may be entered into only when the officer or director is not in possession of material, non-public information about the company. The stock transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-arranged stock trading plans of Company officers, nor to report modifications or terminations of the aforementioned 10b5-1 Plans or the plan of any other individual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: March 5, 2014	By:	/s/ Jonathan Oringer
Jonathan Oringer Chief Executive Officer